Exhibit (C) (2)
Private & Confidential Valuation Research Corporation
Leveraged Finance & Financial Sponsors Group Strong Values. Katy Industries, Inc. Fairness Opinion Analysis September 19, 2008 ENGAGEMENT #: 50005483 NEW YORK — PRINCETON — BOSTON — CHICAGO — CINCINNATI — MILWAUKEE — SAN FRANCISCO — TAMPA

Disclaimer The accompanying material was compiled on a confidential basis for use solely by the Board of Directors of Katy Industries, Inc. (“Katy“ or the “Company”) in evaluating the proposed transaction described herein. This material is not intended to provide the sole basis for evaluating any transaction or event, does not purport to contain all information that may be required and should not be considered a recommendation with respect to any transaction or event. This material was prepared for a specific use by specific persons as of a specific date and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Neither Valuation Research Corporation (“VRC”) nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the material set forth herein. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of VRC. It should be understood that any estimates, valuations, forecasts or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by VRC of responsibility for any independent verification thereof. Accordingly, no representation or warranty can be or is made by VRC as to the accuracy or achievability of any such valuations, estimates, forecasts or projections and VRC expressly disclaims any and all liability relating to or resulting from the use of this material. Actual results may vary from such estimates, valuations, forecasts or projections and such variations may be material. Subsequent events may impact the analyses and conclusions set forth in the accompanying material and VRC does not assume any responsibility to update or revise the accompanying material for any actions or events subsequent to the specific date set forth herein. VRC makes no representation as to the legal sufficiency for any purpose of any capitalized terms and associated definitions set forth in the accompanying material. Such definitions are used solely for setting forth the scope of the assignment. Strong Values.

Table of Contents Section I:Overview of VRC ?Section II:Executive Summary ?Section III:Industry & Economic Trends ?Section IV:Company Overview ?Section V:Valuation Analysis Strong Values.

SECTION I OVERVIEW OF VRC Strong Values.

Overview of VRC
Established in 1975, VRC is an independent, international financial advisory firm. ??Eight domestic offices: New York, Princeton, Boston, Chicago, Cincinnati, Milwaukee, Tampa and San Francisco ??Nine global affiliates: Argentina, Australia, Brazil, Chile, Hong Kong, Mexico, Spain, United Kingdom and Venezuela ?Core services include financial opinions with respect to valuation, solvency, capital adequacy and fairness in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, financings and financial and tax reporting matters. ??VRC’s core services provide its clients with strategic advisory, enhanced due diligence and sophisticated financial modeling ??Transactional: Valuation, Fairness, Solvency and Capital Adequacy Opinions
??Financial Reporting: Fair Value Reporting; Allocation of Purchase Price (SFAS 141R); Goodwill Impairment (SFAS 142); Stock Based Compensation (SFAS 123-R) ??Tax Reporting: Fair Market Value Reporting; Deferred Compensation (IRC Sec 409A); Allocation of Purchase Cost (IRC Sec 1060/338); Valuation of Legal Entities ?Full-service, in-house valuation capabilities include businesses, equity and debt securities, loans, derivative instruments, structured products, intangible assets, fixed assets and real estate.
?Significant experience with respect to M&A, leveraged finance and complex capital structures results from producing over 1,000 solvency, capital adequacy and fairness opinions in connection with a variety of transactions of all sizes covering all major industry groups.

Fairness Opinions Hercules Incorporated (NYSE: HPC) / Specialty Chemicals ?Fairness Opinion provided to the Board of Directors in connection with the $135 million sale of a 51% interest in Fibervisions to Snow, Phipps & Guggenheim, L.P. Advantage Sales & Marketing / Business Services ?Fairness Opinion provided to the Board of Directors in connection with the $1.1 billion sale of the company by Allied Capital Corporation to J.W. Childs Associates Hexion Specialty Chemicals / Chemicals ?Fairness Opinion provided to the Board of Directors and an Apollo Management Investment Committee in connection with the merger and recapitalizations of Borden Chemical, Resolution Performance Products and Resolution Specialty Materials to form Hexion Specialty Chemicals Orion HealthCorp, Inc. (AMEX: ONH) / Healthcare ?Fairness Opinion provided to the Board of Directors and certain other shareholders in connection with the issuance of securities to finance acquisitions Piedmont Hawthorne / Fixed Base Operations ?Fairness Opinion provided to a Carlyle Group Investment Committee in connection with a $360 million recapitalization Daleen Technologies (formerly OTC: DALN) / Customer, Care & Billing Software ?Fairness Opinion provided to the Strategic Planning Committee of the Board of Directors in connection with a going private transaction led by The Quadrangle Group and Behrman Capital

Highlighted Transaction Experience

SECTION II EXECUTIVE SUMMARY

Situation Overview Valuation Research Corporation (“VRC”) understands that the Board of Directors (the “Board”) of Katy Industries, Inc. (“Katy” or the “Company”) is considering a transaction (the “Transaction”) that is tentatively expected to be voted on by the Board on or about September 25, 2008. ?The Transaction involves Katy (i) declaring a 500 for 1 reverse stock split of its common stock, par value $1.00 per share, and (ii) repurchasing fractional shares of Company common stock resulting from the stock split for $2.00 per share on a pre-split basis (the “Purchase Price”). As a result of the Transaction, the Company expects to be removed from quotation on the OTC Bulletin Board. Fairness Opinion Overview

Market Approach (in $000s)

Comparable Public Companies Method	Amount	Median NFY Multiple	Selected Multiple Range Low	-	High	Indicated Enterprise Value Range Low	-	High
NFY EBITDA - Stable Case	$ 2,017	9.1x	6.0x	-	7.0x	$ 12,104	-	$ 14,121
NFY EBITDA - Most Likely Case	$ 2,967	9.1x	6.0x	-	7.0x	$ 17,804	-	$ 20,771
NFY EBITDA - Best Case	$ 3,942	9.1x	6.0x	-	7.0x	$ 23,654	-	$ 27,596

	Amount	Median NFY+1 Multiple	Selected Multiple Range Low	-	High	Indicated Enterprise Value Range Low	-	High
NFY+1 EBITDA - Stable Case	$ 2,898	7.7x	5.0x	-	6.0x	$ 14,491	-	$ 17,390
NFY+1 EBITDA - Most Likely Case	$ 5,098	7.7x	5.0x	-	6.0x	$ 25,490	-	$ 30,587
NFY+1 EBITDA - Best Case	$ 10,325	7.7x	5.0x	-	6.0x	$ 51,627	-	$ 61,952

Comparable Transactions Method	Amount	Median LTM Multiple	Selected Multiple Range Low	-	High	Indicated Enterprise Value Range Low	-	High
Fiscal Year 2007 EBITDA	$ 2,180	9.6x	7.0x	-	8.0x	$ 15,260	-	$ 17,440
NFY EBITDA - Stable Case	$ 2,017	9.6x	7.0x	-	8.0x	$ 14,121	-	$ 16,138
NFY EBITDA - Most Likely Case	$ 2,967	9.6x	7.0x	-	8.0x	$ 20,771	-	$ 23,738
NFY EBITDA - Best Case	$ 3,942	9.6x	7.0x	-	8.0x	$ 27,596	-	$ 31,538

- *Enterprise Value reflects some degree of rounding.*
- *Because the Company's LTM EBITDA results were negative, VRC applied the LTM multiples obtained from the Comparable Transactions to both the 2007 EBITDA results and NFY EBITDA.*

VRC
Strong Values.
10
Katy

Discounted Cash Flow Analysis – Stable Case (in $000s) FYEProjectionsTerminal Fiscal YearDec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 180,037 $ 181,077 $ 182,417 $ 184,241 EBITDA$ 41$ 2,017$ 2,898$ 3,821$ 4,807$ 4,855 Depreciation & Amortization$ 8,038$ 8,036$ 7,723$ 7,288$ 6,854$ 3,685 EBIT$ (7,997) $ (6,019) $ (4,825) $ (3,467) $ (2,046)$ 1,171 EBIT Margin(4.4)%(3.4)%(2.7)%(1.9)%(1.1)%0.6% Taxes$ (3,199) $ (2,408) $ (1,930) $ (1,387)$ (819)$ 468 Debt Free Net Income$ (4,798) $ (3,611) $ (2,895) $ (2,080) $ (1,228)$ 702 Add: Depreciation & Amortization$ 8,038$ 8,036$ 7,723$ 7,288$ 6,854$ 3,685 Less: Capex$ 8,354$ 4,854$ 3,500$ 3,500$ 3,500$ 3,685 Less: Change in NWC $ (6,885)$ (244)$ 81$ 131$ 169$ 230 Free Cash Flows$ 1,771$ (185)$ 1,247$ 1,577$ 1,957$ 472 Partial Period Adjustment0.2821.0001.0001.0001.000 Mid- Year Convention0.1410.7821.7822.7823.782 Present Value Factor0.9800.8960.7800.6780.589 Present Value of Free Cash Flows$ 489$ (166)$ 973$ 1,069 $ 1,153 AssumptionsFYEFYEFYEFYEFYEFYETerminal Dec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 180,037 $ 181,077 $ 182,417 $ 184,241 growth %(3.4)%(1.1)%0.4%0.6%0.7%1.0% EBITDA margin0.0%1.1%1.6%2.1%2.6%2.6% Depreciation & Amortization4.4%4.5%4.3%4.0%3.8%2.0% CapEx4.6%2.7%1.9%1.9%1.9%2.0% Working Capital15.8%12.6%12.6%12.6%12.6%12.6%12.6% Long term growth rate 1.0% Income Taxes 40.0% Discount Rate [1]15.0% [1] Based on growth expectations that were lower than the Most Likely Case and modest margin improvements, it was VRC’s opinion that the Stable Case was less risky than the Most Likely Case and accordingly adjusted the discount rate below the industry Weighted Average Cost of Capital (WACC). Residual Value Calculations Exit — Multiple Terminal Year EBITDA$ 4,855 Exit Multiple Selected7.0x Terminal Value $ 33,987 Present Value Factor0.550 Present Value of Terminal Value $ 18,693 Present Value Calculation Exit — Multiple Sum of PV Cash Flows $ 3,518 Present Value of Residual $ 18,693 Operating Business Present Value $ 22,211 Total Business Enterprise Value (Rounded) $ 22,200 Sensitivity Analysis $ 22,2006.5x7.0x7.5x 15.5% $20,500$21,800$23,100 15.0% $20,900$22,200$23,500 14.5% $21,200$22,600$23,900

Discounted Cash Flow Analysis – Most Likely Case (in $000s) FYEProjectionsTerminal Fiscal YearDec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 184,681 $ 190,274 $ 196,086 $ 200,007 EBITDA$ 41$ 2,967$ 5,098$ 7,609 $ 10,785$ 11,001 Depreciation & Amortization$ 8,038$ 8,036$ 7,810$ 7,568$ 7,309$ 5,000 EBIT$ (7,997) $ (5,069) $ (2,712)$ 41$ 3,476$ 6,000 EBIT Margin(4.4)%(2.8)%(1.5)%0.0%1.8%3. Taxes$ (3,199) $ (2,028) $ (1,085)$ 16$ 1,390$ 2,400 Debt Free Net Income$ (4,798) $ (3,041) $ (1,627)$ 25$ 2,086$ 3,600 Add: Depreciation & Amortization$ 8,038$ 8,036$ 7,810$ 7,568$ 7,309$ 5,000 Less: Capex$ 8,354$ 5,673$ 5,493$ 5,300$ 5,095$ 5,000 Less: Change in NWC $ (6,885)$ (244)$ 667$ 705$ 733$ 495 Free Cash Flows$ 1,771$ (434)$ 22$ 1,587$ 3,567$ 3,106 Partial Period Adjustment0.2821.0001.0001.0001.000 Mid- Year Convention0.1410.7821.7822.7823.782 Present Value Factor0.9770.8790.7450.6310.535 Present Value of Free Cash Flows$ 488$ (381)$ 17$ 1,001 $ 1,908 AssumptionsFYEFYEFYEFYEFYEFYETerminal Dec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 184,681 $ 190,274 $ 196,086 $ 200,007 growth %(3.4)%(1.1)%2.9%3.0%3.1%2.0% EBITDA margin0.0%1.7%2.8%4.0%5.5%5.5% Depreciation & Amortization4.4%4.5%4.2%4.0%3.7%2.5% CapEx4.6%3.2%3.0%2.8%2.6%2.5% Working Capital15.8%12.6%12.6%12.6%12.6%12.6%12.6% Long term growth rate2.0% Income Taxes 40.0% Discount Rate [1]18.0% [1] VRC noted longer-term sales growth rate expectations over the forecasted period are comparable to historical GDP growth and selected the discount rate at industry Weighted Average Cost of Capital (WACC). Residual Value Calculations Exit — Multiple Terminal Year EBITDA $ 11,001 Exit Multiple Selected7.0x Terminal Value $ 77,004 Present Value Factor0.492 Present Value of Terminal Value $ 37,886 Present Value Calculation Exit — Multiple Sum of PV Cash Flows $ 3,032 Present Value of Residual $ 37,886 Operating Business Present Value $ 40,919 Total Business Enterprise Value (Rounded) $ 40,900
Sensitivity Analysis $ 40,9006.5x7.0x7.5x 18.5% $37,500$40,200$42,800 18.0% $38,200$40,900$43,600 17.5% $38,900$41,700$44,400

Discounted Cash Flow Analysis – Best Case (in $000s) FYEProjectionsTerminal Fiscal YearDec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 199,759 $ 223,335 $ 250,471 $ 257,985 EBITDA$ 41$ 3,942 $ 10,325 $ 16,888 $ 25,061 $ 25,813 Depreciation & Amortization$ 8,038$ 8,036$ 7,987$ 7,937$ 7,887$ 6,450 EBIT$ (7,997) $ (4,094)$ 2,338$ 8,951 $ 17,174 $ 19,363 EBIT Margin(4.4)%(2.3)%1.2%4.0%6.9%7.5% Taxes$ (3,199) $ (1,638)$ 935$ 3,580$ 6,870$ 7,745 Debt Free Net Income$ (4,798) $ (2,456)$ 1,403$ 5,371 $ 10,304 $ 11,618 Add: Depreciation & Amortization$ 8,038$ 8,036$ 7,987$ 7,937$ 7,887$ 6,450 Less: Capex$ 8,354$ 7,186$ 7,088$ 6,982$ 6,867$ 6,450 Less: Change in NWC $ (6,885)$ (244)$ 2,569$ 2,974$ 3,423$ 948 Free Cash Flows$ 1,771 $ (1,362)$ (267)$ 3,352$ 7,902 $ 10,670 Partial Period Adjustment0.2821.0001.0001.0001.000 Mid- Year Convention0.1410.7821.7822.7823.782 Present Value Factor0.9730.8620.7120.5880.486 Present Value of Free Cash Flows$ 486 $ (1,174)$ (190)$ 1,971 $ 3,840 AssumptionsFYEFYEFYEFYEFYEFYETerminal Dec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 199,759 $ 223,335 $ 250,471 $ 257,985 growth %(3.4)%(1.1)%11.4%11.8%12.2%3.0% EBITDA margin0.0%2.2%5.2%7.6%10.0%10.0% Depreciation & Amortization4.4%4.5%4.0%3.6%3.1%2.5% CapEx4.6%4.0%3.5%3.1%2.7%2.5% Working Capital15.8%12.6%12.6%12.6%12.6%12.6%12.6% Long term growth rate3.0% Income Taxes 40.0% Discount Rate [1]21.0% [1] Based on high projected sales growth rates (double digits) and compound annual growth rates in EBITDA of nearly 400% per annum over the next 5 years, VRC adjusted the discount rate upward from the Industry WACC to reflect significant execution risk in the Best Cast projections. Residual Value Calculations Exit — Multiple Terminal Year EBITDA $ 25,813 Exit Multiple Selected7.0x Terminal Value $ 180,692 Present Value Factor0.442 Present Value of Terminal Value $ 79,866 Present Value Calculation Exit — Multiple Sum of PV Cash Flows $ 4,933 Present Value of Residual $ 79,866 Operating Business Present Value $ 84,799 Total Business Enterprise Value (Rounded) $ 84,800 Sensitivity Analysis $ 84,8006.5x7.0x7.5x 21.5% $77,700$83,300$88,900 21.0% $79,100$84,800$90,500 20.5% $80,500$86,300$92,100

Enterprise and Equity Value Conclusion – Liquidation Basis (in $000s)

	Implied Enterprise Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$12,104	-	$17,390	$17,804	-	$30,587	$23,654	-	$61,952
Comparable Transactions Method	$14,121	-	$16,138	$20,771	-	$23,738	$27,596	-	$31,538
Discounted Cash Flow Method	$20,500	-	$23,900	$37,500	-	$44,400	$77,700	-	$92,100

Long-Term Debt	$9,429
Revolving Credit Agreement	$5,477
Total Debt	$14,906
Less: Cash and Cash Equivalents	$1,167
Net Debt	$13,739
Convertible Preferred Stock (liquidation value)	$113,155

	Implied Total Equity Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Comparable Transactions Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Discounted Cash Flow Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00

Common Shares Outstanding	7,951,176

	Implied Equity Value per Share								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Comparable Transactions Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Discounted Cash Flow Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00

VRC
Strong Values.
14
Katy

Convertible, Preferred Stock
On June 28, 2001, Katy completed a recapitalization following an agreement on June 2, 2001 with KKTY Holding Company, LLC (“KKTY”), an affiliate of Kohlberg Investors IV, L.P. (“Kohlberg”) (the “Recapitalization”). Under the terms of the Recapitalization, KKTY purchased 700,000 shares of newly issued preferred stock, $100 par value per share (“Convertible Preferred Stock”), which is convertible into 11,666,666 common shares, for an aggregate purchase price of $70.0 million. The Convertible Preferred shares were entitled to a 15% payment in kind (“PIK”) dividend (that is, dividends in the form of additional shares of Convertible Preferred Stock), compounded annually, which started accruing on August 1, 2001. PIK dividends were paid on August 1, 2002 (105,000 convertible preferred shares, equivalent to 1,750,000 common shares); August 1, 2003 (120,750 convertible preferred shares, equivalent to 2,012,500 common shares); August 1, 2004 (138,862.5 convertible preferred shares equivalent to 2,314,375 common shares); and on December 31, 2004 (66,938.5 convertible preferred shares, equivalent to 1,115,642 common shares). No dividends accrue or are payable after December 31, 2004.
At December 31, 2007, 2006 and 2005, 1,131,551 convertible preferred shares were outstanding, which are in total convertible into 18,859,183 shares of Katy common stock.
The Convertible Preferred Stock is convertible at the option of the holder at any time after the earlier of 1) June 28, 2006, 2) board approval of a merger, consolidation or other business combination involving a change in control of the Company, or a sale of all or substantially all of the assets or liquidation of the Company, or 3) a contested election for directors of the Company nominated by KKTY. The preferred shares 1) are non-voting (with limited exceptions), 2) are non-redeemable, except in whole, but not in part, at the Company’s option (as approved only by the Class I directors) at any time after June 30, 2021, 3) were entitled to receive cumulative PIK dividends through December 31, 2004 at a rate of 15% percent, 4) have no preemptive rights with respect to any other securities or instruments issued by the Company, and 5) have registration rights with respect to any common shares issued upon conversion of the Convertible Preferred Stock. Upon a liquidation of Katy, the holders of the Convertible Preferred Stock would receive the greater of (i) an amount equal to the par value ($100 per share) of their Convertible Preferred Stock, or (ii) an amount that the holders of the Convertible Preferred Stock would have received if their shares of Convertible Preferred Stock were converted into common stock immediately prior to the distribution upon liquidation.
Under Katy’s charter, “a merger, consolidation or other business combination between Katy and any other entity or a sale or other disposition of all or substantially all of the assets of Katy will not be treated as a liquidation.”
Source: Company’s 10-K SEC filing and the Company’s Amended & Restated Certificate of Incorporation dated July 13, 2001.
15 Strong Values.

Enterprise and Equity Value Conclusion – As Converted Basis (in $000s)

	Implied Enterprise Value					
	Stable Case		Most Likely Case		Best Case	
Valuation Methodology						
Comparable Public Companies Method	$12,104 -	$17,390	$17,804 -	$30,587	$23,654 -	$61,952
Comparable Transactions Method	$14,121 -	$16,138	$20,771 -	$23,738	$27,596 -	$31,538
Discounted Cash Flow Method	$20,500 -	$23,900	$37,500 -	$44,400	$77,700 -	$92,100

Long-Term Debt	$9,429
Revolving Credit Agreement	$5,477
Total Debt	$14,906
Less: Cash and Cash Equivalents	$1,167
Net Debt	$13,739

	Implied Total Equity Value					
	Stable Case		Most Likely Case		Best Case	
Valuation Methodology						
Comparable Public Companies Method	$0 -	$3,651	$4,065 -	$16,848	$9,915 -	$48,213
Comparable Transactions Method	$382 -	$2,399	$7,032 -	$9,999	$13,857 -	$17,799
Discounted Cash Flow Method	$6,761 -	$10,161	$23,761 -	$30,661	$63,961 -	$78,361

Convertible Preferred Stock Outstanding	1,131,551
Preferred Stock, as converted basis	18,859,183
Common Shares Outstanding	7,951,176
Total Shares Outstanding (as converted basis)	26,810,359

	Implied Equity Value per Share					
	Stable Case		Most Likely Case		Best Case	
Valuation Methodology						
Comparable Public Companies Method	$0.00 -	$0.14	$0.15 -	$0.63	$0.37 -	$1.80
Comparable Transactions Method	$0.01 -	$0.09	$0.26 -	$0.37	$0.52 -	$0.66
Discounted Cash Flow Method	$0.25 -	$0.38	$0.89 -	$1.14	$2.39 -	$2.92

VRC Strong Values.

16

Katy

Enterprise and Equity Value Conclusion – As Converted Basis including Contingent Liabilities (in $000s)

	Implied Enterprise Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$12,104	-	$17,390	$17,804	-	$30,587	$23,654	-	$61,952
Comparable Transactions Method	$14,121	-	$16,138	$20,771	-	$23,738	$27,596	-	$31,538
Discounted Cash Flow Method	$20,500	-	$23,900	$37,500	-	$44,400	$77,700	-	$92,100

Long-Term Debt	$9,429
Revolving Credit Agreement	$5,477
Total Debt	$14,906
Less: Cash and Cash Equivalents	$1,167
Net Debt	$13,739
Contingent Liabilities [1]	$14,500

	Implied Total Equity Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0	-	$0	$0	-	$2,348	$0	-	$33,713
Comparable Transactions Method	$0	-	$0	$0	-	$0	$0	-	$3,299
Discounted Cash Flow Method	$0	-	$0	$9,261	-	$16,161	$49,461	-	$63,861

Convertible Preferred Stock Outstanding	1,131,551
Preferred Stock, as converted basis	18,859,183
Common Shares Outstanding	7,951,176
Total Shares Outstanding (as converted basis)	26,810,359

	Implied Equity Value per Share								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0.00	-	$0.00	$0.00	-	$0.09	$0.00	-	$1.26
Comparable Transactions Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.12
Discounted Cash Flow Method	$0.00	-	$0.00	$0.35	-	$0.60	$1.84	-	$2.38

- [1] Contingent liabilities as of second quarter ended June 2008 as provided by Katy management.

VRC Strong Values.

17

Katy

Executive Summary – Equity Value per Share Equity Value Per Share –Equity Value Per Share – As Converted BasisAs Converted Basis including Contingent Liabilities Purchase PricePurchase Price On a liquidation basis, the equity value per share is $0.00 (Enterprise Value is less than the sum of the net debt outstanding and the liquidation value of the convertible, preferred stock. The charts above shows the range of equity value per share on an as converted basis. 18 Strong Values.

Executive Summary – Premium over Historical Stock Price

Acquirer	Target	Announce Date	Enterprise Value	Premium 1 Day	Premium 5 Day	Premium 30 Day
Lime Rock Management LP / Thompson Street Capital Managers LLC	Industrial Rubber Products, Inc.	08/19/2008	$90.1	57.0%	65.0%	38.0%
Southwest JLK Corp.	Industrial Distribution Group, Inc.	04/07/2008	$126.2	18.0%	21.0%	22.0%
Pacific Sands, Inc.	Natural Choices Home Safe Products LLC	01/29/2008	$0.9	n/a	n/a	n/a
Castle Harlan, Inc.	Nylex Ltd.	11/23/2007	$179.1	39.0%	37.0%	22.0%
Proventec PLC	Contico Manufacturing Ltd.	06/07/2007	$13.6	n/a	n/a	n/a
Goldman Sachs Group, Inc.	Myers Industries, Inc.	04/24/2007	$1,059.3	5.0%	12.0%	21.0%
Buckingham Capital LLC	CPAC, Inc.	12/26/2006	$45.8	10.0%	9.0%	11.0%
Rotonics Holding Corp.	Rotonics Manufacturing, Inc.	08/29/2006	$37.2	19.0%	20.0%	21.0%
Storage Acquisition Co. LLC	Home Products International, Inc.	10/29/2004	$149.5	3.0%	3.0%	58.0%
Hako-Werke GmbH	Minuteman International, Inc.	04/05/2004	$55.9	23.0%	22.0%	30.0%
		Min	$0.9	3.0%	3.0%	11.0%
		Median	$73.0	18.5%	20.5%	22.0%
		Mean	$175.6	21.8%	23.6%	27.9%
		Max	$1,059.3	57.0%	65.0%	58.0%

Period	High	Low	Avg. Close	Avg. Volume
1 month	$1.75	$0.85	$1.37	2,896
3 months	$1.95	$0.80	$1.30	10,181
6 months	$1.95	$0.80	$1.27	6,319
1-Year	$2.20	$0.75	$1.42	7,390
2-Year	$3.40	$0.75	$1.73	7,075

Period	Avg. Close	Purchase Price	Premium
9/18/2008	$0.85	$2.00	135.3%
9/15/2008	$1.17	$2.00	70.9%
1 month	$1.37	$2.00	45.5%
3 months	$1.30	$2.00	54.4%
6 months	$1.27	$2.00	57.3%
1-Year	$1.42	$2.00	40.9%
2-Year	$1.73	$2.00	15.4%

The premium offered is toward the high end of the range or above the range of premiums offered for Comparable Transactions.

VRC Strong Values.

19

Katy

Executive Summary
In connection with the Transaction the Company has requested VRC to render an opinion
(the “Opinion”) as to whether the Purchase Price to be paid is fair from a financial point of The view to the Company’s common stockholders. Fairness Opinion The Opinion is solely for the benefit of the Board of Directors and Stockholders of the Company.
Based on analysis, VRC believes that as of the date hereof, it is our opinion that:
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Purchase Price is fair from a financial point of view to the Company’s common stockholders.
These statements are qualified entirely by VRC’s written opinion. 20 Strong Values.

Due Diligence In rendering the Opinion, VRC conducted such reviews, analyses and inquiries deemed necessary and appropriate under the circumstance. Among other things, VRC:
Reviewed publicly available information concerning Katy, including its Forms 10-K for the fiscal years ended December 31, 2004 through 2007 and its Forms 10-Q for the first and second quarters of fiscal years 2007 and 2008; Reviewed various internal monthly financial statement reports of Katy since December 2007 including the most recent report for July 2008; Reviewed Katy’s financial projections for fiscal years 2008 through 2012 (“Katy’s Forecast”) and the material assumptions associated therewith for each of the Best Case Plan, the Most Likely Case Plan and the Stable Case Plan (as such plans have been labeled in the materials provided to VRC); Reviewed the confidential information memorandum for Continental Commercial Products dated June 2007; Reviewed the restated certificate of incorporation of the Company which was filed with the SEC on July 13, 2001; Reviewed the industry in which Katy operates, which included a review of (i) certain publicly traded companies deemed comparable to Katy and (ii) certain mergers and acquisitions involving businesses deemed comparable to Katy’s; Had discussions with certain members of Katy’s management team with respect to the past, present, and future operating and financial conditions of Katy, among other subjects; Performed discounted cash flow analyses based on Katy’s Forecast; Reviewed historical stock prices for Katy; Reviewed the internally prepared monthly orders, broken down by each division, of Katy for fiscal year 2007; Reviewed publicly available information regarding the financial terms of certain transactions that are comparable, in whole or in part, to the Transaction; Developed indications of value for Katy using generally accepted valuation methodology; and Conducted such other reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by VRC. 21 Strong Values.

SECTION III INDUSTRY & ECONOMIC TRENDS Strong Values.

Industry Trends – Impact of Rising Resin Prices ·After a steady increase in 2005, prices of plastic resins remained relatively stable on average through 2006 and the first half of 2007. However, prices did increase steadily over the last six months of 2007 and continue to increase in 2008. ·The Company has been able to reduce the impact of some of the resin price increases through supply contracts, opportunistic buying, vendor negotiations and other measures. ·In addition, some price increases were implemented when possible. However, the Company has experienced difficulty in raising prices to shift these higher costs to its customers. ·With resin prices expected to increase, increased consolidation in the plastics manufacturing industry is expected to continue as cost pressures will force smaller players in the market to seek alternatives to survive. ·Larger players are able to survive because they can offer better pricing as a result of economies of scale. Resin Price Index 1998 – 2007 (Annual)Resin Price Index–Jan. 2007 – Aug. 2008 (Monthly) Source: Historical resin price index prices from the U.S. Bureau of Labor Statistics 23 Strong Values.

Economic Trends – Impact of Economic Health ·According to the Company’s 2007 10-K SEC filing, it core commercial cleaning product markets are expected to grow at rates approximating GDP, which corresponds with changes in floor space in buildings, hotels, schools and airports. Annual GDP GrowthQuarterly GDP Growth 200620072008 Average Annual Household Expenditures ·Because plastics products are widely used in industry and as consumer products, demand depends on the health of the US economy. ·According to the Company’s 2007 SEC filing, consumer plastics market as a whole is relatively mature, with its growth characteristics lined to household expenditures. Source: U.S. Department of Commerce – Bureau of Economic Analysis. U.S. Department of Labor – Consumer Expenditure Survey. 24 Strong Values.

SECTION IV OVERVIEW OF KATY INDUSTRIES, INC.

Company Profile
·Founded in 1967, Katy Industries, Inc. manufactures and distributes commercial cleaning products and storage products. Commercial cleaning products are distributed primarily to janitorial/sanitary and foodservice distributors that supply end users such as restaurants, hotels, healthcare facilities and schools and storage products are sold to consumers through whole home improvement and mass market retailers. The Company operates through Continental, Contico, Contico Container, CCP Canada, Disco, Gemtex, Glit and Wilen business units. ·Continental and CCP Canada ·Manufactures and distributes broad array of plastic and cleaning products to janitorial/sanitary and foodservice distributors ·The business unit operates as Continental Manufacturing Company in United States which is based in Bridgeton, Missouri and as Continental Commercial Products Canada in Canada which is based in Toronto. ·Contico and Contico Containers ·The Contico business units manufactures and distribute plastic products for storage and packaging. ·Contico (Consumer) is focused in consumer market whereas Contico Containers is focused in commercial market for plastic storage and packaging products. ·The company plans to discontinue Contico (Consumer) business in fiscal year 2009. ·The Gemtex business unit manufactures and distributes resin fiber disks and other coated abrasives to the original equipment manufacturers (OEMs), automotive, industrial, and home improvement markets. The products are sold under the brand name Trim-Kut. ·The Glit business unit manufactures and distributes non-woven abrasive products for commercial and industrial use and also supplies materials to various OEMs. The Glit unit’s products include floor maintenance pads, hand pads, scouring pads, specialty abrasives for cleaning and finishing and roof ventilation products. The products are sold under the Glit, Kleenfast, Glit/Microtron, Fiber Naturals, Big Boss II, Blue Ice, Brillo, BAB-O, Old Dutch and Twister brand names. ·The Wilen business unit manufactures and distributes professional cleaning products that include mops, brooms, brushes, and plastic cleaning accessories. Wilen products are sold through commercial sanitary maintenance and food service markets, with some products sold through consumer retail outlets. Products are sold under the Wilen, Wax-o-matic and Rototech brand names. ·Disco business unit manufactures and distributes cleaning and specialty products to the restaurant and food service industries including fryer filters.

Company Profile (cont.) 27 In November 2007, Katy sold the Electrical Products Group, which comprised of The Woods Industries, Inc. and Woods Industries (Canada), Inc. to Coleman Cable Inc. During fiscal year 2007, The Company completed the disposal of The Contico Manufacturing, Ltd. business unit, a distributor of a range of cleaning equipment, storage solutions and washroom dispensers for the commercial and sanitary maintenance and food service markets in the United Kingdom.

Historical Balance Sheets (in $000s)

	FYE	FYE	FYE	FYE	FQE	FYE	FYE	FYE	FYE	FQE
Fiscal	Dec 2004	Dec 2005	Dec 2006	Dec 2007	Jun 2008	Dec 2004	Dec 2005	Dec 2006	Dec 2007	Jul 2008
ASSETS										
Cash and cash equivalents	$ 8,525	$ 8,421	$ 7,392	$ 2,015	$ 1,167	3.8%	4.0%	4.0%	2.0%	1.3%
Accounts receivable, net	$ 66,689	$ 63,612	$ 55,014	$ 18,077	$ 21,736	29.7%	30.0%	30.1%	18.3%	24.0%
Inventories, net	$ 65,674	$ 62,593	$ 54,980	$ 26,160	$ 25,490	29.3%	29.5%	30.1%	26.5%	28.2%
Receivable from disposition	$ -	$ -	$ -	$ 6,799	$ 294	0.0%	0.0%	0.0%	6.9%	0.3%
Other current assets	$ 4,233	$ 3,600	$ 2,991	$ 2,520	$ 2,002	1.9%	1.7%	1.6%	2.6%	2.2%
Asset held for sale	$ -	$ -	$ 4,483	$ -	$ -	0.0%	0.0%	2.5%	0.0%	0.0%
Total Current Assets	$ 145,121	$ 138,226	$ 124,860	$ 55,571	$ 50,689	64.7%	65.2%	68.3%	56.4%	56.0%
PPE, net	$ 59,730	$ 57,997	$ 41,744	$ 34,005	$ 32,252	26.6%	27.3%	22.8%	34.5%	35.6%
Goodwill	$ 2,239	$ 665	$ 665	$ 665	$ 665	1.0%	0.3%	0.4%	0.7%	0.7%
Intangibles, net	$ 7,428	$ 6,946	$ 6,435	$ 4,853	$ 4,659	3.3%	3.3%	3.5%	4.9%	5.1%
Other	$ 9,946	$ 8,260	$ 8,990	$ 3,470	$ 2,204	4.4%	3.9%	4.9%	3.5%	2.4%
TOTAL ASSETS	$ 224,464	$ 212,094	$ 182,694	$ 98,564	$ 90,469	100.0%	100.0%	100.0%	100.0%	100.0%
LIABILITIES										
Accounts payable	$ 39,079	$ 47,449	$ 33,684	$ 14,995	$ 15,739	17.4%	22.4%	18.4%	15.2%	17.4%
Accrued compensation	$ 5,269	$ 4,071	$ 3,518	$ 2,629	$ 3,185	2.3%	1.9%	1.9%	2.7%	3.5%
Accrued expenses	$ 39,939	$ 37,713	$ 38,187	$ 22,325	$ 21,509	17.8%	17.8%	20.9%	22.7%	23.8%
Current maturities of long-term debt	$ 2,857	$ 2,857	$ 1,125	$ 1,500	$ 1,500	1.3%	1.3%	0.6%	1.5%	1.7%
Revolving credit agreement	$ 40,166	$ 41,946	$ 43,879	$ 2,853	$ 5,477	17.9%	19.8%	24.0%	2.9%	6.1%
Total Current Liabilities	$ 127,310	$ 134,036	$ 120,393	$ 44,302	$ 47,410	56.7%	63.2%	65.9%	44.9%	52.4%
Long-term Debt, less Current maturities	$ 15,714	$ 12,857	$ 11,867	$ 9,100	$ 7,929	7.0%	6.1%	6.5%	9.2%	8.8%
Other liabilities	$ 12,855	$ 10,497	$ 8,402	$ 8,706	$ 6,713	5.7%	4.9%	4.6%	8.8%	7.4%
TOTAL LIABILITIES	$ 155,879	$ 157,390	$ 140,662	$ 62,108	$ 62,052	69.4%	74.2%	77.0%	63.0%	68.6%
SHAREHOLDERS' EQUITY										
Convertible Preferred Stock	$ 108,256	$ 108,256	$ 108,256	$ 108,256	$ 108,256	48.2%	51.0%	59.3%	109.8%	119.7%
Common Stock	$ 9,822	$ 9,822	$ 9,822	$ 9,822	$ 9,822	4.4%	4.6%	5.4%	10.0%	10.9%
Additional Paid in Capital	$ 25,111	$ 27,067	$ 27,120	$ 27,338	$ 27,041	11.2%	12.8%	14.8%	27.7%	29.9%
Accumulated Other Comprehensive (Loss) Income	$ 4,564	$ 3,158	$ 2,242	$ (1,112)	$ (1,244)	2.0%	1.5%	1.2%	(1.1)%	(1.4)%
Accumulated deficit	$ (57,258)	$ (71,055)	$ (83,434)	$ (85,915)	$ (93,564)	(25.5)%	(33.5)%	(45.7)%	(87.2)%	(103.4)%
Treasury stock	$ (21,910)	$ (22,544)	$ (21,974)	$ (21,933)	$ (21,894)	(9.8)%	(10.6)%	(12.0)%	(22.3)%	(24.2)%
TOTAL SHAREHOLDERS' EQUITY	$ 68,585	$ 54,704	$ 42,032	$ 36,456	$ 28,417	30.6%	25.8%	23.0%	37.0%	31.4%
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 224,464	$ 212,094	$ 182,694	$ 98,564	$ 90,469	100.0%	100.0%	100.0%	100.0%	100.0%

28

Historical Financial Performance 29

Forecasted Financial Performance - Stable Case (in $000s) 30

Forecasted Financial Performance - Most Likely Case (in $000s) 31

Forecasted Financial Performance - Best Case (in $000s) 32

Historical Closing Stock Price · Since August of 2004, there has been a downward trend in the Company’s stock price. · On August 31, 2004, the closing price of the Company’s stock was $5.24. On September 18, 2008, the closing price of the Company’s stock was $0.85. ·The Company’s stock price has not closed at or above the purchase price of $2.00 per share since March 3, 2008. · The one-month, three-month, six-month, one-year and two-year average closing prices are below the purchase price of $2.00 per share. PeriodAvg. Close Purchase Price Premium 9/18/2008$0.85$2.00135.3% 9/15/2008$1.17$2.0070.9% 1 month$1.37$2.0045.5% 3 months$1.30$2.0054.4% 6 months$1.27$2.0057.3% 1-Year$1.42$2.0040.9% 2-Year$1.73$2.0015.4%

· It was noted that the majority of the orders for the quarter occur during the last month of the quarter.
· The second and third quarter have produced more orders than the first and fourth quarter. There appears to be some seasonality in the Company’s lines of business.

Cumulative Monthly Order 35 Continental and Glit product lines consistently account for approximately half of all of the Company's orders. There has been very little growth in the number of orders between 2005 through 2007. In fact the number of orders has shown a slight decline over this period.

SECTION V VALUATION ANALYSIS Strong Values.

Valuation Methodology
DISCOUNTED CASH FLOW METHOD: Indications of value are derived from expected future cash flows discounted to present value using a rate that is judged to be commensurate with the risk associated with the subject cash flows. For purposes of this analysis, VRC directly derived enterprise value indications using forecasted cash flows obtained from management estimates. COMPARABLE PUBLIC COMPANIES METHOD: Indications of value are derived from discounted relative valuation metrics observed for comparable publicly traded companies of comparable businesses. VRC derived indications of enterprise value for Katy under the Comparable Public Companies Method by applying a multiple to forecasted EBITDAs under different scenarios (stable, most likely & best scenarios). VRC believes that EBITDA is an appropriate metric for purposes of valuing Katy under the Comparable Public Company Method as this metric is widely used for purposes of valuing stock of a public company. The downturn in US economy and softness in food services and building industries have led to Katy generating negative EBITDA during the latest twelve months (LTM). Negative EBITDA provides meaningless results on a market multiple basis. In addition, Katy plans to discontinue its consumer business line in fiscal 2009. For these reasons, VRC considered only indications of enterprise value using NFY EBITDA (fiscal 2009) and NFY +1 EBITDA (fiscal 2010). 37 Strong Values.

Valuation Methodology (continued)
COMPARABLE TRANSACTION METHOD: Indications of value are derived from discounted relative valuation metrics observed for acquisitions of comparable businesses. VRC derived indications of enterprise value for Katy under the Comparable Transaction Method by applying a multiple to forecasted EBITDAs under different scenarios (stable, most likely & best scenarios). VRC believes that EBITDA is an appropriate metric for purposes of valuing Katy under the Comparable Transactions Method as this metric is widely used for purposes of valuing stock of a public company. The downturn in US economy and softness in food services and building industries have led to Katy generating negative EBITDA during the latest twelve months (LTM). Negative EBITDA provides meaningless results on a market multiple basis. In addition, Katy plans to discontinue its consumer business line in fiscal 2009. For these reasons, VRC considered only indications of enterprise value using NFY EBITDA. VRC’s valuation is not purely the result of a mathematical process as it necessarily involves numerous complex qualitative considerations and judgments with respect the relative investment characteristics of Katy Industries, Inc., among other factors. 38 Strong Values.

COMPARABLE PUBLIC COMPANIES METHOD Strong Values.

Comparable Companies Method (in $000s) Comparable Public Companies Method Median NFY Selected Multiple Range Indicated Enterprise Value Range Amount Multiple Low — High Low — High NFY EBITDA Stable — Case $ 2,017 9.1x 6.0x 7.0x $ 12,104 — $ 14,121 NFY EBITDA Most - Likely Case $ 2,967 9.1x 6.0x 7.0x $ 17,804 — $ 20,771 NFY EBITDA Best — Case $ 3,942 9.1x 6.0x 7.0x $ 23,654 — $ 27,596 Median NFY+1 Selected Multiple Range Indicated Enterprise Value Range Amount Multiple Low — High Low — High NFY+1 EBITDA Stable — Case $ 2,898 7.7x 5.0x 6.0x $ 14,491 — $ 17,390 NFY+1 EBITDA Most - Likely Case $ 5,098 7.7x 5.0x 6.0x $ 25,490 — $ 30,587 NFY+1 EBITDA Best — Case $ 10,325 7.7x 5.0x 6.0x $ 51,627 — $ 61,952 40 Strong Values.

Comparable Companies Analysis ($ in millions)

Comparable Companies	Ticker	Enterprise Value	NFY Sales	NFY Sales Growth	NFY EBITDA	NFY EBITDA Growth	NFY EBITDA Margin	NFY EBITDA Multiple
3 M Company	MMM	$54,202.0	$27,993.0	5.4%	$7,403.0	5.3%	26.4%	7.3x
Newell Rubbermaid Inc	NWL	$8,086.3	$6,690.5	(1.9)%	$952.0	5.3%	14.2%	8.5x
MSC Industrial Direct	MSM	$3,329.2	$1,848.0	3.9%	$364.5	4.7%	19.7%	9.1x
Zep Inc.	ZEP	$481.1	$616.0	6.2%	$51.6	17.5%	8.4%	9.3x
Tennant Co	TNC	$842.4	$803.0	6.6%	$93.1	21.1%	11.6%	9.0x
Ecolab Inc	ECL	$13,446.7	$6,595.0	6.5%	$1,194.0	9.3%	18.1%	11.3x
Min		**$481.1**	**$616.0**	**(1.9)%**	**$51.6**	**4.7%**	**8.4%**	**7.3x**
Median		**$5,707.8**	**$4,221.5**	**5.8%**	**$658.3**	**7.3%**	**16.2%**	**9.1x**
Mean		**$13,398.0**	**$7,424.3**	**4.5%**	**$1,676.4**	**10.5%**	**16.4%**	**9.1x**
Max		**$54,202.0**	**$27,993.0**	**6.6%**	**$7,403.0**	**21.1%**	**26.4%**	**11.3x**
KATY Industries Inc.	**KATY**							
- Stable Case			$179.4	(1.1)%	$2.0	NM	1.1%	
- Most Likely Case			$179.4	(1.1)%	$3.0	NM	1.7%	
- Best Case			$179.4	(1.1)%	$3.9	NM	2.2%	

- *NFY = Next fiscal year (fiscal year 2009)*
- *Sources: SEC filings, company reports, Bloomberg, and FactSet*
- *NM = Not meaningful; KATY's fiscal year 2008 includes the consumer business which is not expected to be a part of the Company's ongoing operations in fiscal year 2009 (next fiscal year, NFY).*
- *VRC primarily selected the comparable public companies based on the following criteria: (i) manufacturer and/or distributor of plastics, abrasive and cleaning products (ii) positive EBITDA and (iii) reasonable financial information available. VRC believes that the selected comparable public companies have certain business operations, financial characteristics and fundamental economic and industry drivers that provide a reasonable basis for comparison to KATY for valuation purposes.*
- *VRC has adjusted historical amounts for nonrecurring & unusual items, acquisitions, divestitures and other events where it was deemed appropriate.*
- *Due to the inherent differences between the businesses, operations and prospects of KATY and the businesses, operations and prospects of each of the selected comparable companies, VRC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results derived for the comparable companies and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of KATY versus the comparable companies.*

VRC Strong Values.
41
Katy

Comparable Public Companies Analysis – NFY NFY Sales Growth NFY EBITDA Margin EV / NFY EBITDA Multiple KATY* = Most Likely Case Sources: SEC filings, company reports, Bloomberg, and FactSet. Forward estimates were obtained from Bloomberg and/or FactSet. NFY: Next Fiscal Year, EV = Enterprise Value VRC has adjusted historical amounts for nonrecurring & unusual items, acquisitions, divestitures and other events where it was deemed appropriate. 42
Strong Values.

Comparable Companies Analysis ($ in millions)

Comparable Companies	Ticker	Enterprise Value	NFY+1 Sales	NFY+1 Sales Growth	NFY+1 EBITDA	NFY+1 EBITDA Growth	NFY+1 EBITDA Margin	NFY+1 EBITDA Multiple
3 M Company	MMM	$54,202.0	$29,165.0	4.2%	$7,815.0	5.6%	26.8%	6.9x
Newell Rubbermaid Inc	NWL	$8,086.3	$7,274.5	8.7%	$1,108.5	16.4%	15.2%	7.3x
MSC Industrial Direct	MSM	$3,329.2	$2,045.0	10.7%	$406.5	11.5%	19.9%	8.2x
Ecolab Inc	ECL	$13,446.7	$7,036.0	6.7%	$1,323.0	10.8%	18.8%	10.2x
Min		**$3,329.2**	**$2,045.0**	**4.2%**	**$406.5**	**5.6%**	**15.2%**	**6.9x**
Median		**$10,766.5**	**$7,155.3**	**7.7%**	**$1,215.8**	**11.2%**	**19.3%**	**7.7x**
Mean		**$19,766.1**	**$11,380.1**	**7.6%**	**$2,663.3**	**11.1%**	**20.2%**	**8.1x**
Max		**$54,202.0**	**$29,165.0**	**10.7%**	**$7,815.0**	**16.4%**	**26.8%**	**10.2x**
KATY Industries Inc.	**KATY**							
- Stable Case			$180.0	0.4%	$2.9	43.7%	1.6%	
- Most Likely Case			$184.7	2.9%	$5.1	71.8%	2.8%	
- Best Case			$199.8	11.4%	$10.3	161.9%	5.2%	

- *NFY +1= Next fiscal year plus one(fiscal year) 2010.*
- *Sources: SEC filings, company reports, Bloomberg, and FactSet*
- *VRC primarily selected the comparable public companies based on the following criteria: (i) manufacturer and/or distributor of plastics, abrasive and cleaning products (ii) positive EBITDA and (iii) reasonable financial information available. VRC believes that the selected comparable public companies have certain business operations, financial characteristics and fundamental economic and industry drivers that provide a reasonable basis for comparison to KATY for valuation purposes.*
- *VRC has adjusted historical amounts for nonrecurring & unusual items, acquisitions, divestitures and other events where it was deemed appropriate.*
- *Due to the inherent differences between the businesses, operations and prospects of KATY and the businesses, operations and prospects of each of the selected comparable companies, VRC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results derived for the comparable companies and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of KATY versus the comparable companies.*

VRC Strong Values.
43
Katy

Comparable Public Companies Analysis – NFY+1



NFY+1 Sales Growth
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
SC
MLC
MMM
ECL
NWL
MSM
BC



NFY+1 EBITDA Margin
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
SC
MLC
BC
NWL
ECL
MSM
MMM



NFY+1 EBITDA Growth
175.0%
150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
0.0%
MMM
ECL
MSM
NWL
SC
MLC
BC



EV / NFY+1 EBITDA Multiple
11.0x
9.0x
7.0x
5.0x
MMM
NWL
MSM
ECL

- *SC = Stable Case, MLC = Most Likely Case and BC = Best Case; these represent the three forecasts provided by KATY Management.*
- *Sources: SEC filings, company reports, Bloomberg, and FactSet. Forward estimates were obtained from Bloomberg and/or FactSet.*
- *NFY+1: Next Fiscal Year plus one or fiscal 2010, EV = Enterprise Value*
- *VRC has adjusted historical amounts for nonrecurring & unusual items, acquisitions, divestitures and other events where it was deemed appropriate.*

VRC Strong Values.

44

Katy

COMPARABLE TRANSACTIONS METHOD Strong Values.

Comparable Transaction Method (in $000s) Median LTM Selected Multiple Range Indicated Enterprise Value Range Amount Multiple Low — High Low - High Fiscal Year 2007 EBITDA $ 2,180 9.6x 7.0x 8.0x $ 15,260 — $ 17,440 NFY EBITDA Stable - Case $ 2,017 9.6x 7.0x 8.0x $ 14,121 — $ 16,138 NFY EBITDA Most — Likely Case $ 2,967 9.6x 7.0x 8.0x $ 20,771 — $ 23,738 NFY EBITDA Best — Case $ 3,942 9.6x 7.0x 8.0x $ 27,596 — $ 31,538 Enterprise Value reflects some degree of rounding. Because the Company’s LTM EBITDA results were negative, VRC applied the LTM multiples obtained from the Comparable Transactions to both the 2007 EBITDA results and NFY EBITDA. 46
Strong Values.

Comparable Transaction Analysis *($ in millions)*

					Target Data			Multiples
Acquirer	Target	Target Description	Announce Date	Enterprise Value	LTM Sales	LTM EBITDA	EBITDA Margin	EV/ EBITDA
Lime Rock Management LP / Thompson Street Capital Managers LLC	Industrial Rubber Products, Inc.	Designs and produces protective materials, products, and equipment	08/19/2008	$90.1	$55.0	$14.0	25.4%	6.5x
Southwest JLK Corp.	Industrial Distribution Group, Inc.	Distributes a full line of industrial maintenance, repair, operating, and production products	04/07/2008	$126.2	$529.6	$8.5	1.6%	14.8x
Pacific Sands, Inc.	Natural Choices Home Safe Products LLC	Manufactures household cleaning products	01/29/2008	$0.9	$0.7	$0.1	9.7%	13.8x
Castle Harlan, Inc.	Nylex Ltd.	Manufactures and markets consumer and industrial products	11/23/2007	$179.1	$261.7	$32.8	12.5%	5.5x
Proventec PLC	Contico Manufacturing Ltd.	Manufactures and distributes plastic cleaning products	06/07/2007	$10.6	$16.0	$1.0	6.3%	10.6x
Goldman Sachs Group, Inc.	Myers Industries, Inc.	Manufactures polymer and metal products for industrial, commercial, and consumer markets	04/24/2007	$1,059.3	$780.0	$89.3	11.4%	11.9x
Buckingham Capital LLC	CPAC, Inc.	Manufactures and sells cleaning products	12/26/2006	$43.8	$93.0	$5.9	6.3%	7.4x
Rotonics Holding Corp.	Rotonics Manufacturing, Inc.	Manufactures plastic containers and related items	08/29/2006	$37.2	$48.1	$5.6	11.6%	6.7x
Storage Acquisition Co. LLC	Home Products International, Inc.	Markets and manufactures home organization and consumer products	10/20/2004	$149.5	$247.8	$24.5	9.9%	6.1x
Hako-Werke GmbH	Minuteman International, Inc.	Manufactures and distributes commercial and industrial cleaning equipment	04/05/2004	$55.9	$75.5	$4.6	6.1%	12.1x
		Min		$0.9	$0.7	$0.1	1.6%	5.5x
		Median		$73.0	$84.2	$7.2	9.8%	9.0x
		Mean		$175.3	$210.7	$18.6	10.1%	9.5x
		Max		$1,059.3	$780.0	$89.3	25.4%	14.8x

- *Sources: SEC filings, company reports, Bloomberg, MergerStat and FactSet.*
- *The selected transactions are believed to be a representative sample of transactions involving acquisitions of plastic/abrasive manufacturing companies. VRC believes that the selected comparable transactions involve target businesses that have certain business operations, financial characteristics and fundamental economic and industry drivers that provide a reasonable basis for comparison to KATY for valuation purposes.*

VRC
Strong Values.
47
Katy

DISCOUNTED CASH FLOW METHOD Strong Values.

Discounted Cash Flow Analysis – Stable Case (in $000s) FYEProjectionsTerminalResidual Value Calculations Exit — Multiple Fiscal YearDec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Terminal Year EBITDA$ 4,855 $ 187,772 $ 181,329 $ 179,391 $ 180,037 $ 181,077 $ 182,417 $ 184,241Exit Multiple Selected7.0x Net Sales Terminal Value $ 33,987 EBITDA$ 41$ 2,017$ 2,898$ 3,821$ 4,807 $ 4,855Present Value Factor0.550 Depreciation & Amortization$ 8,038$ 8,036$ 7,723$ 7,288$ 6,854 $ 3,685 Present Value of Terminal Value $ 18,693 EBIT$ (7,997) $ (6,019) $ (4,825) $ (3,467) $ (2,046) $ 1,171 EBIT Margin(4.4)%(3.4)%(2.7)%(1.9)%(1.1)% 0.6% Present Value Calculation Exit — Multiple Taxes$ (3,199) $ (2,408) $ (1,930) $ (1,387)$ (819)$ 468Sum of PV Cash Flows$ 3,518 Debt Free Net Income$ (4,798) $ (3,611) $ (2,895) $ (2,080) $ (1,228) $ 702 Present Value of Residual $ 18,693 Operating Business Present Value $ 22,211 Add: Depreciation & Amortization$ 8,038$ 8,036$ 7,723$ 7,288$ 6,854 $ 3,685 Less: Capex$ 8,354$ 4,854$ 3,500$ 3,500$ 3,500 $ 3,685 Less: Change in NWC $ (6,885)$ (244)$ 81$ 131$ 169$ 230Total Business Enterprise Value (Rounded) $ 22,200 Free Cash Flows$ 1,771$ (185)$ 1,247$ 1,577$ 1,957 $ 472 Sensitivity Analysis Partial Period Adjustment0.2821.0001.0001.0001.000 Mid- Year Convention0.1410.7821.7822.7823.782 $ 22,2006.5x7.0x7.5x Present Value Factor0.9800.8960.7800.6780.58915.5% $20,500$21,800$23,100 15.0% $20,900$22,200$23,500 Present Value of Free Cash Flows$ 489$ (166)$ 973$ 1,069 $ 1,153 14.5% $21,200$22,600$23,900 AssumptionsFYEFYEFYEFYEFYEFYETerminal Dec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 180,037 $ 181,077 $ 182,417 $ 184,241 growth %(3.4)%(1.1)%0.4%0.6%0.7% 1.0% EBITDA margin0.0%1.1%1.6%2.1%2.6% 2.6% Depreciation & Amortization4.4%4.5%4.3%4.0%3.8% 2.0% CapEx4.6%2.7%1.9%1.9%1.9% 2.0% Working Capital15.8%12.6%12.6%12.6%12.6%12.6% 12.6% Long term growth rate 1.0% Income Taxes 40.0% Discount Rate [1]15.0% [1] Based on growth expectations that were lower than the Most Likely Case and modest margin improvements, it was VRC’s opinion that the Stable Case was less risky than the Most Likely Case and accordingly adjusted the discount rate below the industry Weighted Average Cost of Capital (WACC). 49 Strong Values.

Discounted Cash Flow Analysis – Most Likely Case (in $000s) FYEProjectionsTerminalResidual Value Calculations Exit — Multiple Fiscal YearDec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Terminal Year EBITDA $ 11,001 Exit Multiple Selected7.0x Net Sales $ 187,772 $ 181,329 $ 179,391 $ 184,681 $ 190,274 $ 196,086 $ 200,007 Terminal Value $ 77,004 EBITDA$ 41$ 2,967$ 5,098$ 7,609 $ 10,785 $ 11,001Present Value Factor0.492 Depreciation & Amortization$ 8,038$ 8,036$ 7,810$ 7,568$ 7,309 $ 5,000Present Value of Terminal Value $ 37,886 EBIT$ (7,997) $ (5,069) $ (2,712)$ 41$ 3,476 $ 6,000 EBIT Margin(4.4)%(2.8)%(1.5)%0.0%1.8% 3.0% Present Value Calculation Exit — Multiple Taxes$ (3,199) $ (2,028) $ (1,085)$ 16$ 1,390 $ 2,400Sum of PV Cash Flows$ 3,032 Debt Free Net Income$ (4,798) $ (3,041) $ (1,627)$ 25$ 2,086 $ 3,600Present Value of Residual $ 37,886 Operating Business Present Value $ 40,919 Add: Depreciation & Amortization$ 8,038$ 8,036$ 7,810$ 7,568$ 7,309 $ 5,000 Less: Capex$ 8,354$ 5,673$ 5,493$ 5,300$ 5,095 $ 5,000 Total Business Enterprise Value (Rounded) $ 40,900 Less: Change in NWC $ (6,885)$ (244)$ 667$ 705$ 733 $ 495 Free Cash Flows$ 1,771$ (434)$ 22$ 1,587$ 3,567 $ 3,106 Sensitivity Analysis Partial Period Adjustment0.2821.0001.0001.0001.000 $ 40,9006.5x7.0x7.5x Mid- Year Convention0.1410.7821.7822.7823.782 18.5% $37,500$40,200$42,800 Present Value Factor0.9770.8790.7450.6310.535 18.0% $38,200$40,900$43,600 Present Value of Free Cash Flows$ 488$ (381)$ 17$ 1,001 $ 1,90817.5% $38,900$41,700$44,400 AssumptionsFYEFYEFYEFYEFYEFYETerminal Dec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 184,681 $ 190,274 $ 196,086 $ 200,007 growth %(3.4)%(1.1)%2.9%3.0%3.1% 2.0% EBITDA margin0.0%1.7%2.8%4.0%5.5% 5.5% Depreciation & Amortization4.4%4.5%4.2%4.0%3.7% 2.5% CapEx4.6%3.2%3.0%2.8%2.6% 2.5% Working Capital15.8%12.6%12.6%12.6%12.6%12.6% 12.6% Long term growth rate2.0% Income Taxes 40.0% Discount Rate [1]18.0% [1] VRC noted longer-term sales growth rate expectations over the forecasted period are comparable to historical GDP growth and selected the discount rate at industry Weighted Average Cost of Capital (WACC). 50 Strong Values.

Discounted Cash Flow Analysis – Best Case (in $000s) FYEProjectionsTerminalResidual Value Calculations Exit — Multiple Fiscal YearDec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Terminal Year EBITDA $ 25,813 Net Sales $ 187,772 $ 181,329 $ 179,391 $ 199,759 $ 223,335 $ 250,471 $ 257,985Exit Multiple Selected7.0x Terminal Value $ 180,692 EBITDA$ 41$ 3,942 $ 10,325 $ 16,888 $ 25,061 $ 25,813Present Value Factor0.442 Depreciation & Amortization$ 8,038$ 8,036$ 7,987$ 7,937$ 7,887 $ 6,450 Present Value of Terminal Value $ 79,866 EBIT$ (7,997) $ (4,094)$ 2,338$ 8,951 $ 17,174 $ 19,363 EBIT Margin(4.4)%(2.3)%1.2%4.0%6.9% 7.5% Present Value Calculation Exit — Multiple Taxes$ (3,199) $ (1,638)$ 935$ 3,580$ 6,870 $ 7,745Sum of PV Cash Flows$ 4,933 Debt Free Net Income$ (4,798) $ (2,456)$ 1,403$ 5,371 $ 10,304 $ 11,618 Present Value of Residual $ 79,866 Add: Depreciation & Amortization$ 8,038$ 8,036$ 7,987$ 7,937$ 7,887 $ 6,450Operating Business Present Value $ 84,799 Less: Capex$ 8,354$ 7,186$ 7,088$ 6,982$ 6,867 $ 6,450 Less: Change in NWC $ (6,885)$ (244)$ 2,569$ 2,974$ 3,423 $ 948 Total Business Enterprise Value (Rounded) $ 84,800 Free Cash Flows$ 1,771 $ (1,362)$ (267)$ 3,352$ 7,902 $ 10,670 Partial Period Adjustment0.2821.0001.0001.0001.000Sensitivity Analysis Mid- Year Convention0.1410.7821.7822.7823.782 $ 84,8006.5x7.0x7.5x Present Value Factor0.9730.8620.7120.5880.486 21.5% $77,700$83,300$88,900 Present Value of Free Cash Flows$ 486 $ (1,174)$ (190)$ 1,971 $ 3,84021.0% $79,100$84,800$90,500 20.5% $80,500$86,300$92,100 AssumptionsFYEFYEFYEFYEFYEFYETerminal Dec 2007 Dec 2008 Dec 2009 Dec 2010 Dec 2011 Dec 2012Year Net Sales $ 187,772 $ 181,329 $ 179,391 $ 199,759 $ 223,335 $ 250,471 $ 257,985 growth %(3.4)%(1.1)%11.4%11.8%12.2% 3.0% EBITDA margin0.0%2.2%5.2%7.6%10.0% 10.0% Depreciation & Amortization4.4%4.5%4.0%3.6%3.1% 2.5% CapEx4.6%4.0%3.5%3.1%2.7% 2.5% Working Capital15.8%12.6%12.6%12.6%12.6%12.6% 12.6% Long term growth rate3.0% Income Taxes 40.0% Discount Rate [1]21.0% [1] Based on high projected sales growth rates (double digits) and compound annual growth rates in EBITDA of nearly 400% per annum over the next 5 years, VRC adjusted the discount rate upward from the Industry WACC to reflect significant execution risk in the Best Cast projections. 51 Strong Values.

Weighted Average Cost of Capital (WACC) Weighted Average Cost of CapitalCAPMCost of Debt Debt 10% Relevered Beta0.88Risk- Free Long- Term Rate4.2% Equity90%Risk- Free Rate4.2%Estimated Rating (assumed)Baa Tax Rate40%Equity Risk Premium [1]6.2%Estimated Credit Spread [2]3.1% Cost of Equity19.4%Small Stock Premium [3]9.7%Total Cost of Debt7.3% Cost of Debt4.4%Company- Specific Risk Premium0.0%Tax Rate40% WACC18.0%Total Cost of Equity19.4%Total Cost of Debt (after tax)4.4% Beta Calculation ($ in millions)Net Debt &MarketDebt /TaxUnleveredMarketImplied Comparable Public Companies [4] TickerBetaPref.Cap.CapitalRateBetaWeightedWACC Zep Inc.ZEP0.95$ 54.6$ 426.511.3%40%0.880.0112.1% Ecolab IncECL0.90$ 1,030.1 $ 12,416.67.7%40%0.860.159.6% Tennant CoTNC1.06$ 82.3$ 760.19.8%40%0.990.0111.3% Newell Rubbermaid IncNWL0.95$ 2,842.2 $ 5,244.135.1%40%0.720.059.9% 3 M CompanyMMM0.80$ 4,006.0 $ 50,196.07.4%40%0.760.539.4% MSC Industrial DirectMSM0.97$ 181.4 $ 3,147.95.4%40%0.940.0410.1% Median8.7%0.870.79 Beta LeverageIndustry Leverage Unlevered Beta0.83 Median Debt10% Median Equity90% Tax Rate40% Median Debt Median Equity 0.8810% Relevered Beta 90% [1] Source: 2008 Ibbotson Associates Stock, Bonds, Bills and Inflation Valuation Edition. Based on the long- horizon expected equity risk premium. [2] Source: Proprietary Credit Spread Analysis as of September 18, 2008 based on Moodys Corporate Bond Yield Average. [3] Source: 2008 Ibbotson Associates Stock, Bonds, Bills and Inflation Valuation Edition. Small Stock Premium represents long- term equity returns in excess of the CAPM estimation for decile portfolio 10b. [4] Source: FactSet 52 Strong Values.

VALUATION CONCLUSION Strong Values.

Enterprise and Equity Value Conclusion – Liquidation Basis (in $000s)

	Implied Enterprise Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$12,104	-	$17,390	$17,804	-	$30,587	$23,654	-	$61,952
Comparable Transactions Method	$14,121	-	$16,138	$20,771	-	$23,738	$27,596	-	$31,538
Discounted Cash Flow Method	$20,500	-	$23,900	$37,500	-	$44,400	$77,700	-	$92,100

Long-Term Debt	$9,429
Revolving Credit Agreement	$5,477
Total Debt	$14,906
Less: Cash and Cash Equivalents	$1,167
Net Debt	$13,739
Convertible Preferred Stock (liquidation value)	$113,155

	Implied Total Equity Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Comparable Transactions Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Discounted Cash Flow Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00

Common Shares Outstanding	7,951,176

	Implied Equity Value per Share								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Comparable Transactions Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00
Discounted Cash Flow Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.00

VRC
Strong Values.
54
Katy

Convertible, Preferred Stock On June 28, 2001, Katy completed a recapitalization following an agreement on June 2, 2001 with KKTY Holding Company, LLC (“KKTY”), an affiliate of Kohlberg Investors IV, L.P. (“Kohlberg”) (the “Recapitalization”). Under the terms of the Recapitalization, KKTY purchased 700,000 shares of newly issued preferred stock, $100 par value per share (“Convertible Preferred Stock”), which is convertible into 11,666,666 common shares, for an aggregate purchase price of $70.0 million. The Convertible Preferred shares were entitled to a 15% payment in kind (“PIK”) dividend (that is, dividends in the form of additional shares of Convertible Preferred Stock), compounded annually, which started accruing on August 1, 2001. PIK dividends were paid on August 1, 2002 (105,000 convertible preferred shares, equivalent to 1,750,000 common shares); August 1, 2003 (120,750 convertible preferred shares, equivalent to 2,012,500 common shares); August 1, 2004 (138,862.5 convertible preferred shares equivalent to 2,314,375 common shares); and on December 31, 2004 (66,938.5 convertible preferred shares, equivalent to 1,115,642 common shares). No dividends accrue or are payable after December 31, 2004. At December 31, 2007, 2006 and 2005, 1,131,551 convertible preferred shares were outstanding, which are in total convertible into 18,859,183 shares of Katy common stock. The Convertible Preferred Stock is convertible at the option of the holder at any time after the earlier of 1) June 28, 2006, 2) board approval of a merger, consolidation or other business combination involving a change in control of the Company, or a sale of all or substantially all of the assets or liquidation of the Company, or 3) a contested election for directors of the Company nominated by KKTY. The preferred shares 1) are non-voting (with limited exceptions), 2) are non-redeemable, except in whole, but not in part, at the Company’s option (as approved only by the Class I directors) at any time after June 30, 2021, 3) were entitled to receive cumulative PIK dividends through December 31, 2004 at a rate of 15% percent, 4) have no preemptive rights with respect to any other securities or instruments issued by the Company, and 5) have registration rights with respect to any common shares issued upon conversion of the Convertible Preferred Stock. Upon a liquidation of Katy, the holders of the Convertible Preferred Stock would receive the greater of (i) an amount equal to the par value ($100 per share) of their Convertible Preferred Stock, or (ii) an amount that the holders of the Convertible Preferred Stock would have received if their shares of Convertible Preferred Stock were converted into common stock immediately prior to the distribution upon liquidation. Under Katy’s charter, “a merger, consolidation or other business combination between Katy and any other entity or a sale or other disposition of all or substantially all of the assets of Katy will not be treated as a liquidation.” Source: Company’s 10-K SEC filing and the Company’s Amended & Restated Certificate of Incorporation dated July 13, 2001. 55
Strong Values.

Enterprise and Equity Value Conclusion – As Converted Basis (in $000s)

	Implied Enterprise Value					
	Stable Case		Most Likely Case		Best Case	
Valuation Methodology						
Comparable Public Companies Method	$12,104 -	$17,390	$17,804 -	$30,587	$23,654 -	$61,952
Comparable Transactions Method	$14,121 -	$16,138	$20,771 -	$23,738	$27,596 -	$31,538
Discounted Cash Flow Method	$20,500 -	$23,900	$37,500 -	$44,400	$77,700 -	$92,100

Long-Term Debt	$9,429
Revolving Credit Agreement	$5,477
Total Debt	$14,906
Less: Cash and Cash Equivalents	$1,167
Net Debt	$13,739

	Implied Total Equity Value					
	Stable Case		Most Likely Case		Best Case	
Valuation Methodology						
Comparable Public Companies Method	$0 -	$3,651	$4,065 -	$16,848	$9,915 -	$48,213
Comparable Transactions Method	$382 -	$2,399	$7,032 -	$9,999	$13,857 -	$17,799
Discounted Cash Flow Method	$6,761 -	$10,161	$23,761 -	$30,661	$63,961 -	$78,361

Convertible Preferred Stock Outstanding	1,131,551
Preferred Stock, as converted basis	18,859,183
Common Shares Outstanding	7,951,176
Total Shares Outstanding (as converted basis)	26,810,359

	Implied Equity Value per Share					
	Stable Case		Most Likely Case		Best Case	
Valuation Methodology						
Comparable Public Companies Method	$0.00 -	$0.14	$0.15 -	$0.63	$0.37 -	$1.80
Comparable Transactions Method	$0.01 -	$0.09	$0.26 -	$0.37	$0.52 -	$0.66
Discounted Cash Flow Method	$0.25 -	$0.38	$0.89 -	$1.14	$2.39 -	$2.92

VRC
Strong Values.
56
Katy

Enterprise and Equity Value Conclusion – As Converted Basis including Contingent Liabilities (in $000s)

	Implied Enterprise Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$12,104	-	$17,390	$17,804	-	$30,587	$23,654	-	$61,952
Comparable Transactions Method	$14,121	-	$16,138	$20,771	-	$23,738	$27,596	-	$31,538
Discounted Cash Flow Method	$20,500	-	$23,900	$37,500	-	$44,400	$77,700	-	$92,100

Long-Term Debt	$9,429
Revolving Credit Agreement	$5,477
Total Debt	$14,906
Less: Cash and Cash Equivalents	$1,167
Net Debt	$13,739
Contingent Liabilities [1]	$14,500

	Implied Total Equity Value								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0	-	$0	$0	-	$2,348	$0	-	$33,713
Comparable Transactions Method	$0	-	$0	$0	-	$0	$0	-	$3,299
Discounted Cash Flow Method	$0	-	$0	$9,261	-	$16,161	$49,461	-	$63,861

Convertible Preferred Stock Outstanding	1,131,551
Preferred Stock, as converted basis	18,859,183
Common Shares Outstanding	7,951,176
Total Shares Outstanding (as converted basis)	26,810,359

	Implied Equity Value per Share								
	Stable Case			Most Likely Case			Best Case		
Valuation Methodology									
Comparable Public Companies Method	$0.00	-	$0.00	$0.00	-	$0.09	$0.00	-	$1.26
Comparable Transactions Method	$0.00	-	$0.00	$0.00	-	$0.00	$0.00	-	$0.12
Discounted Cash Flow Method	$0.00	-	$0.00	$0.35	-	$0.60	$1.84	-	$2.38

- [1] Contingent liabilities as of second quarter ended June 2008 as provided by Katy management.

VRC Strong Values.

57

Katy